AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY __, 2002

REGISTRATION NO. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

--------------------------

FORM SB-2 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

(AMENDMENT NO. 2  )

__________________________________________________________________

AMERICAN REAL ESTATE ACQUISITION CORPORATION

________________________________________________________________

(Name of Small Business Issuer in Its Charter)

NEW YORK	6510	03-0471799
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9100 W. 148th Street	9100 W. 148th Street
Overland Park, Kansas 66221	Overland Park, Kansas 66221
913-219-7209	913-219-7209

(Address and Telephone	(Address of Principal Place
Number of Principal or	of Business Intended Principal
Executive Offices)	Place of Business)

T. DOUGLAS RENKEMEYER

AMERICAN REAL ESTATE ACQUISITION CORPORATION

9100 W. 148TH Street

Overland Park, Kansas 66221

 913-219-7209

_________________________________________________________

(Name, Address and Telephone Number of Agent for Service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this registration statement.

__________________________________________________________________

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

__________________________________________________________________

CALCULATION OF REGISTRATION FEE

TITLE OF EACH	DOLLAR AMOUNT	PROPOSED MAXIMUM	PROPOSED MAXIMUM
CLASS OF SECURITIES TO	TO BE	OFFERING PRICE	AGGREGATE OFFERING	AMOUNT OF
BE REGISTERED	REGISTERED	PER SHARE	PRICE	REGISTRATION FEE
Subordinated notes, $1,000 par	$5000,000	$1,000	$5,000,000	$1,840

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

AMERICAN REAL ESTATE ACQUISITION CORPORATION

CROSS-REFERENCE SHEET

	FORM SB-2 ITEM AND CAPTION	PROSPECTUS CAPTION
1	Front of Registration Statement and Outside Front Cover Page of Prospectus	Front of Registration Statement; Outside Front Cover Page
2	Inside Front and Outside Back Cover Pages of Prospectus	Inside Front and Outside Back Cover Pages
3	Summary Information and Risk Factors	Prospectus Summary; Risk Factors
4	Use of Proceeds	Prospectus Summary; Use of Proceeds
5	Determination of Offering Price	Outside Front Cover Page; Prospectus Summary
6	Dilution	Not applicable
7	Selling Security Holders	Not applicable
8	Plan of Distribution	Outside and Inside Front Cover Pages; Prospectus Summary; Plan of Distribution
9	Legal Proceedings	Legal Proceedings
10	Directors, Executive Officers, Promoters and Control Persons	Our Management
11	Security Ownership of Certain Beneficial Owners and Management	Our Principal Shareholders
12	Description of Securities	Description of Subordinated Notes
13	Interest of Named Experts and Counsel	Legal matters, Experts
14	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Our Management, Undertakings
15	Organization within Last Five Years	Certain relationships and Related Transactions
16	Description of Business	Our Business
17	Management’s Discussion and Analysis or Plan of Operation	Our Business, Our Plan of Operation
18	Description of Property	Description of Our Properties
19	Certain Relationships and Related Transactions	Management; Certain Relationships and Related Transactions
20	Market for Common Equity and Related Stockholder Matters	Not applicable
21	Executive Compensation	Management- Executive Compensation
22	Financial Statements	Financial Statements
23	Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	Not applicable

Subject to Completion, Dated _______, 2002

PROSPECTUS

Dated ______, 2002

AMERICAN REAL ESTATE ACQUISITION CORPORATION

$5,000,000 of Corporate Certificates of Deposit

The Corporate Certificates of Deposit (referred to herein as the “notes” or “subordinated notes”) will be issued by American Real Estate Acquisition Corporation. We refer to ourselves as AREC and are offering the following series of subordinated notes for sale:

AREC Series 1000 Notes

Principal Amount

$5,000,000

Issue Date

Upon acceptance of subscription

Termination Date

October 10, 2004

Maturity Dates and Interest Rates (1):

5 years

7%

7 years

8%

10 years

10%

Price

$1,000

Net Proceeds to AREC

$4,850,000

(1)  Maturity dates on the notes vary from five to ten years as subscribed for by the purchaser.

·

The notes will be an unsecured obligation of AREC, and will be subordinate to any indebtedness we may incur.

·

The price per Note of $1,000, less expenses incurred by us for this offering, will yield proceeds per note to us of $970.00.

·

There is no minimum amount of notes offered that need be sold.  Proceeds received for the subscriptions for the notes will be applied to our general operating account.

·

We estimate that approximately $150,000 will be expended by us for expenses and fees on behalf of this offering.

The notes will only be offered by directors, officers, and selected employees who will not be compensated for selling the notes.  The securities will not be listed on a national exchange nor the NASDAQ Stock Market.  This offering shall be made on a “best efforts” basis.

The notes involve a great deal of risk.  Before you purchase any notes, be sure you understand the structure and the risks.  See “Risk Factors” beginning page 3 of this prospectus for a discussion of those risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Contact:

American Real Estate Acquisition Corporation

9100 W. 148th Street

Overland Park, Kansas 66221

913-219-7209

PROSPECTUS SUMMARY

Our Company

American Real Estate Acquisition Corporation, a New York corporation (the “company” or “AREC”), was formed on July 12, 2002.  AREC intends to enter the business of purchasing commercial real estate for the purpose of leasing the real estate on long-term bases to large corporate commercial tenants with high-grade credit ratings.  AREC has not been engaged in investing in real estate or any other business activities prior to the date of this prospectus. We are offering subordinated notes to provide funding for our intended business operations.  AREC will be the sole obligor on the subordinated notes.  AREC’s principal executive offices are located at 9100 W. 148th Street, Overland Park, Kansas 66221. Our telephone number is 913-219-7209.

The Offering

The subordinated notes are authorized by our board of directors for issuance under certain terms and conditions and purposes as described as follows:

Securities Offered……………………….

There will be $5,000,000 aggregate principal amount of our notes to be offered as our subordinated notes (“notes”).  The notes mature before ten years as selected by the purchaser at an interest rate varying with maturity.  Each note will be in the denomination of 1,000.  There is no minimum amount of the notes offered for sale required to be sold.

Interest Rate and Payment Dates………..

The interest rates will vary with the maturity of the notes selected by the purchaser as follows:

5 year maturity:    7%

7 year maturity:    8%

10 year maturity: 10%

The notes will pay simple interest and, at the option of the investor, will be payable on a monthly, quarterly, semi-annual or annual basis.

Date of Issuance………………………….

The date of issuance on the notes will be the date the subscription is received from the purchaser and is accepted by us.

Optional Redemption…………………….

The notes may be redeemed by us at anytime, in full or in part, at our election.  We will provide you with no less than 60 days notice of our intent to redeem the Note.

Ranking…………………………………...

The notes will be unsecured obligations of AREC, and will be subordinate to any indebtedness that we may incur in the future. We intend to acquire senior indebtedness in the future.

Use of Proceeds…………………………..

The net proceeds from this offering, will be used for (i) investing in commercial real estate as described herein, and (ii) working capital and general business purposes.  See (“Use of Proceeds”).

Summary Financial Data

 The company was formed on July 12, 2002 and has total capital of $10,000 as of July 15, 2002.  AREC is in the developmental stage and has had no revenues as of the date of this prospectus.

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RISK FACTORS

IN ADDITION TO OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CAREFULLY CONSIDERED IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE NOTES OFFERED BY THIS PROSPECTUS. CAREFULLY CONSIDER THAT THE NOTES ARE SPECULATIVE AND SUBJECT TO A HIGH DEGREE OF RISK.  THIS RISK FACTORS SECTION OF THE PROSPECTUS DESCRIBES ALL OF THE MATERIAL RISK FACTORS THAT THE COMPANY BELIEVES TO EXIST AT THIS TIME WITH RESPECT TO THE INVESTMENT IN THE NOTES.

Risks Specific to the Notes Offered:

Because the notes offered by this prospectus are not insured against loss, no third party will repay the principle and interest of the notes if our sources of funds for repayment of the notes is not adequate.

Because the notes are not insured against loss by the FDIC or any governmental or private agency, you could lose your entire investment.   The holder of the debt securities is dependent solely upon sources such as our earnings, proceeds from the sale of assets and, our working capital and other sources of funds for repayment of principal at maturity and the ongoing payment of interest on the notes.  If our sources of repayment are not adequate, we may be unable to pay interest as it becomes due or repay the notes at maturity, and you could lose all or a part of your investment.

Because we are not required to set aside funds to repay the notes, funds may be invested in other properties or otherwise spent, and thus not be available to repay the principal and interest of the notes.

There is no sinking fund or trust indenture related to the notes.  Since we do not set aside funds to repay the notes offered, you must rely on our revenues from operations and other sources for repayment. If our sources of repayment are not adequate, we may be unable to pay the interest or repay the principal required by the notes and you could lose all or a part of your investment.

Because the notes are unsecured and second in right of payment to any existing or future other indebtedness, any funds available may be used to repay other obligations prior to repaying the amounts due under the notes.

Since the notes are unsecured and second in right of repayment to other debt (see “Description of notes” for definition) borrowed now and in the future, in the event of insolvency, debt holders would be repaid only if funds remain after the repayment of our other debt. There is no limitation on the amount of senior debt we can incur.  We intend to acquire other debt in the future.

Because the notes offered hereby are non-negotiable and are therefore not transferable without the prior written consent of the company, you may be not have access to your funds until the notes mature.

The notes offered hereby are non-negotiable and are therefore not transferable without the prior written consent of the company. Due to the non-negotiable nature of the notes and the lack of a market for the sale of the notes, even if the company permitted a transfer, investors may be unable to liquidate their investment even if circumstances would otherwise warrant such a sale.

Risks Specific to Our Business:

We are a development stage company with an absence of operating history, and we may never be able to establish profitable operations, and if not, there may not be funds available to repay the amounts due under the notes.

Our company was formed on July 12, 2002 and has limited financial resources with which to establish profitable operations and implement its business plan. Our company does not currently have revenues and is entirely dependent on the sale of notes to engage in its intended business purposes.  Our company may never be successful in establishing profitable operations, which frequently occurs with new or recently formed business. Therefore an investor in the notes may sustain a loss of his or her entire investment and therefore an investment in the notes is immediately at risk.

If the risk of continuing as a going concern, as noted by our auditor, is realized, the company could be liquidated and funds may not be available to pay the amounts due under the notes in the liquidation.

Our auditor has included as Note C in the notes to the financial statements a discussion of the risk that the company would be unable to continue as a going concern if it unsuccessful in the sale of the notes.  If the Company is unable to sell the notes, it may not have the requisite capital to invest as needed to become profitable and pay the interest that will accrue on the notes or repay the principle upon maturity.  Numerous investment alternatives are available to investors and may cause investors to evaluate investment opportunities more critically. We may experience unanticipated declines in sales of notes, which could have a detrimental effect on the company’s liquidity or financial condition and on its ability to repay the notes. Therefore an investor in the notes may sustain a loss of his or her entire investment and therefore an investment in the notes is immediately at risk.

Because our success is dependent on the efforts of our executive officer and his ability to attract and retain qualified consultants, we may make bad investments, which could result in loses to the company and the inability for us to repay the amounts owed under the notes.

We are attempting to implement a business plan that will involve investing in commercial real estate.  Our success in implementing the business plan and investing in real estate depends upon the ability of our executive officer, Mr. Renkemeyer, to identify, attract and retain qualified real estate consultants.  Mr. Renkemeyer’s experience in the investment in real estate is minimal, and therefore, we may rely heavily on the advise of consultants.  The loss of the services Mr. Renkemeyer or his inability to attract and retain qualified consultants for our company would make it difficult or impossible to successfully implement our plans to invest in real estate.  The Company has an employment agreement in place with Mr. Renkemeyer.  In such an event, the Company may be unable to pay the interest on the notes as it becomes due or the principle upon maturity.  Therefore an investor in the notes may sustain a loss of his or her entire investment and therefore an investment in the notes is immediately at risk.

If local real estate conditions deteriorate,we could sustain loses, which could preclude our ability to generate sufficient funds to meet our obligations under the notes.

Real property investments are subject to varying degrees of risk.  Income from real property investments and our resulting ability to meet our financial operating needs and our obligations pursuant to the notes and other indebtedness may be adversely affected by  a deterioration of local real estate conditions such as oversupply of or reduced demand for space and changes in market rental rates.Certain significant expenditures associated with investments in real estate (such as mortgage payments, real estate taxes, insurance and maintenance costs) are not reduced when circumstances cause a reduction of rental revenues from the investment.   If we are unable to obtain a tenant because of an oversupply of space in a given local market, or if the rental rates decline in a given local market, we may be unable to generate sufficient cash flow to repay the principle or to pay the interest as it becomes due on the notes.

If the local general economic climate deteriorates, we could sustain losses, which would preclude our ability to repay the principle and interest on the notes

Local general economic conditions in a market in which we have invested in a property could deteriorate, causing an increase in the cost of periodically renovating, repairing and reletting space, real estate taxes, insurance and maintenance, or general operating costs of the company.  These types of increases in expenditures may not be passed on to the tenant.  A deterioration in the local general economic climate may preclude a tenant from making its lease payments to the company,    If a property of the company is mortgaged to secure the payment of indebtedness and if the company is unable to meet its mortgage payments, a material loss could be sustained as a result of foreclosure on the property or the exercise of other remedies by the mortgagee.  In such an event, the Company may be unable to pay the interest on the notes as it becomes due or the principle upon maturity.  Therefore an investor in the notes may sustain a loss of his or her entire investment and therefore an investment in the notes is immediately at risk.

Defaults by tenants could severely affect our cash flow, which could preclude our ability to repay the principle and interest due under the notes.

In the event of a default by a tenant, we may experience delays in enforcing our rights as lessor and may incur substantial costs in protecting our investment.  To the extent we invest in large commercial properties, our portfolio will be less diversified.  The bankruptcy or insolvency of a major tenant could materially effect the financial stability of the Company.  At any time, a tenant may also seek protection under the bankruptcy laws, which could result in rejection and termination of such tenant's lease and thereby cause a reduction in the cash flow of the property.  If a tenant rejects its lease, the owner's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. Generally, the amount of the claim would be capped at the amount owed for unpaid pre-petition lease payments unrelated to the rejection. No assurance can be given that the properties in which we will have an interest will not experience significant tenant defaults.  If the company is unable to generate sufficient cash flow from operations to satisfy its interest and principal obligations on the notes and other indebtedness, it may be required to refinance all or a portion of such obligations, sell assets or issue additional equity or debt securities. Therefore an investor in the notes may sustain a loss of his or her entire investment and therefore an investment in the notes is immediately at risk.

As a result of the Illiquidity nature of real estate investments, we may be unable to liquidate a poor investment and thus suffer loses, which could cause us to be unable to meet our obligations under the notes.

Poor performance by any real estate investment that we make could severely affect the financial condition and results of operations of the company.  The illiquid nature of our real estate investments may limit our ability to modify our portfolio in response to changes in economic or other conditions. Such illiquidity may result from the absence of an established market for our investments as well as legal or contractual restrictions on their resale.  In the event we are unable to lease a property nor sell such property, we may be unable to pay interest on the notes as it becomes due or repay the principle on the notes upon maturity.  Therefore an investor in the notes may sustain a loss of his or her entire investment and therefore an investment in the notes is immediately at risk.

If we are unable to locate suitable investments that can be purchased on a competitive basis, we may be unable to generate sufficient cash flow from leases necessary to repay the principle and interest of the notes as it becomes due.

Identifying, completing and realizing on real estate investments has from time to time been highly competitive, and involves a high degree of uncertainty.  The company will compete for investments with many public and private real estate investment vehicles, including financial institutions (such as mortgage banks, pension funds and real estate investment trusts) and other institutional investors, as well as individuals. There can be no assurance that we will be able to locate and complete investments which satisfy our objectives or realize upon their value or that we will be able to fully invest our available capital.  Many of those with whom we compete for investments may have greater financial resources than us, and may have management personnel with more experience than the officers of the company.  There may be a delay in investment of the proceeds from the sale of notes in properties as a result in our ability to locate suitable investments to make, which could result in a delay in our ability to pay the interest as it becomes due.  In the event we cannot find suitable investments, we may be unable to generate the cash flow necessary to make interest payments as they become due or repay the notes upon maturity.  Therefore an investor in the notes may sustain a loss of his or her entire investment and therefore an investment in the notes is immediately at risk.

Because the properties we will invest in are not currently identified, you have and increased level of uncertainty and risk

The company has not identified the specific properties in which it will invest because it would not be feasible to do so, given the amount of time necessary to complete the offering.  As such, the your investment is at a greater risk due to your uncertainty of the specific properties in which we will invest.

A foreclosure by senior creditors could result in the loss of our investment in a property or multiple properties, which could cause us to be unable to generate cash flow needed to meet our obligations under the notes.

The company intends to obtain debt financing from third parties to  be used, along with the proceeds of the offering, to purchase properties.  The company’s cash flow might be insufficient to meet required payments of principal and interest.  If a property is mortgaged to secure payment of indebtedness and the company in unable to meet mortgage payments, the mortgagee could foreclose upon the property, appoint a receiver and receive an assignment of rents and leases or pursue other remedies, all with a consequent loss of income and asset value to the company.  If the company defaults on indebtedness which is collateralized by the Company’s properties, the lender may foreclose and the company could lose its entire investment in such property.  Because the company may use multiple properties as collateral for a single loan, multiple investments may be subject to the risk of loss.  As a result, the company could lose its interests in performing investments in the event such investments serve as additional collateral for a loan in which a nonperforming investment serve as the primary collateral.

In addition, debt may be obtained by the Company which allows the creditor to foreclose on all of the assets of the Company in the event of default.  Any such losses will adversely affect the company's ability to make principle and interest payments on the notes.   Principle and interest payments on the notes may be subordinate in right of payment to the company’s other debt obligations.  If the company defaults on a loan collateralized by a property purchased by the Company, the lender may foreclose on the property and the company could lose its investment in such property.  In the event senior creditors foreclose on our investments, we may be unable to generate the cash flow necessary to make interest payments as they become due or repay the notes upon maturity.  Therefore an investor in the notes may sustain a loss of his or her entire investment and therefore an investment in the notes is immediately at risk.

If we were unable to refinance our debt financing, if needed to make renovations or other material changes to a property, we may not generate necessary returns on such property or we may be unable to lease the property at all, which could result in our inability to repay the principle and interest under the notes.

The company may not be able to refinance its indebtedness or the terms of such refinancing may not be as favorable as the terms of the indebtedness then in place and the risk that necessary capital expenditures for such purposes as renovations and other improvements may not be financed on favorable terms or at all.  If the company were unable to refinance its indebtedness on acceptable terms, or at all, the company might be forced to dispose of one or more of its properties on disadvantageous terms, which might result in losses to the company and might adversely affect the cash available for principle and interest payments on the notes.  If interest rates or other factors at the time of the refinancing result in higher interest rates upon refinancing, the company's interest expense would increase, which would affect the company's ability to make principle and interest payments.

Some of the company's real estate equity investments may utilize a leveraged capital structure, in which case a third party lender would be entitled to cash flow generated by such investments prior to the company receiving a return. As a result of such leverage, in addition to the risks described above, the company would be subject to the risk that debt existing at such time (which in most cases will not have been fully amortized at maturity) would not be able to be refinanced or that the terms of such refinancings would not be as favorable to the company and the risk that necessary capital expenditures for such purposes as renovations and other improvements will not be able to be financed on favorable terms or at all. While such leverage may increase returns or the funds available for investment by the company, it also will increase the risk of loss on a leveraged investment.  The organizational documents of the company do not contain any limitation on the amount of indebtedness the company may incur.  In the event we sustain losses on leveraged investments, we may be unable to generate the cash flow necessary to make interest payments as they become due or repay the notes upon maturity.  Therefore an investor in the notes may sustain a loss of his or her entire investment and therefore an investment in the notes is immediately at risk.

If we are unable to obtain other debt to assist us in the purchase of properties, we may not have sufficient leverage to earn the necessary rate of return to retire the obligations under the notes

The company intends to obtain financing from other sources, such as banks and insurance companies to be used, along with the proceeds of the offering, to purchase properties.  If it is unable to obtain such financing, it may not earn a sufficient spread between the rate of return on the properties and the interest rate paid on the notes and other indebtedness to pay the principle and interest that accrues on the notes.

USE OF PROCEEDS

The following table sets forth the intended use of the proceeds of this Offering, assuming the sale of 25%, 50%, 75% and 100% of the $5,000,000 of notes offered hereby occur.

DESCRIPTION	25%	50%	75%	100%
-------------------	-------------	-------------	-------------	---------------

Invest in real estate (1)	$1,165,000	$2,375,000	$3,590,000	$4,800,000
Expenses of offering (2)	65,000	95,000	120,000	150,000
Working capital and general corporate purposes	20,000	30,000	40,000	50,000
	------------	-------------	-------------	-------------
Total (3)	$1,250,000	$2,500,000	$3,750,000	$5,000,000
	========	========	========	========

(1) The company intends to utilize all available funds (after payment of offering costs) to invest in commercial real estate.   There is no minimum amount of notes offered that need be sold.

(2) The expenses of the offering are estimated to be $150,000, which includes filing fees, legal fees and expenses, accounting fees and expenses, advertising and travel, printing and engraving expenses.  Although the general and administrative expenses will be expensed when incurred, costs of the offering that are incremental in nature, such as advertising, printing and engraving costs will be charged against the gross proceeds of the offering.

(3) Pending the application of the net proceeds as described above, the net proceeds from this offering will be placed in interest bearing bank accounts or invested in debt securities not necessarily of investment grade, certificates of deposits or commercial paper.

FORWARD LOOKING STATEMENTS

We have used words such as “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and other similar expressions, which identify forward-looking statements.  Actual results could differ materially from those suggested by these forward-looking statements.  These forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties, including:

·

our limited sources of funds from which we may meet our obligations;

·

the inherent risk associated with investments in real property;

·

failure to control defaults on our leases;

·

risks associated with changes in market conditions;

·

risks associated with locating suitable properties to purchase.

Many of these factors are beyond our control.

OUR PLAN OF OPERATION

We are a developmental stage company that has not commenced with our principal intended operations.   Our company will begin its real estate investment operations when adequate funds are raised through the subordinated note offering.  As a result of being a development stage company, we are relying upon our ability to sell the notes in order to have the necessary cash to begin and sustain operations.  Throughout the offering, additional properties will be purchased as additional notes are sold.  As such, the total amount invested in properties will depend upon the amount raised from the sale of notes.   If less funds are raised from the sale of notes than expected, a lesser amount will be available to invest in real estate.  In such a case, we would invest in a property that cost less than we anticipate investing in any given property.  .

Nearly all of the administration services will be provided by Mr. Renkemeyer until the time requirements of such services exceed twenty hours per week.  No salary will accrue to him until enough funds are raised from the sale of notes to begin purchasing properties.  As such, we do not anticipate a need for cash for overhead purposes.  However, we do anticipate a need for cash for purposes related to the offering itself, such as advertising, printing, and mailing of prospectuses.  As such, the initial funds raised will be utilized in replenishing the cash reserves needed for such purposes.  Then the funds raised will be completely reserved for the initial purchases of real estate.  The company currently has only sufficient cash to pay for offering costs for a period of approximately one month.  In the event a nominal amount of funds are raised from the offering, or no funds, the company will seek additional financing from third parties.  In the event it fails to obtain such additional financing, it will terminate the offering. Once we purchase multiple properties, we anticipate it necessary to outsource many of the administration and back-office operations. See “Our Business”

OUR BUSINESS

Our History

Our company was formed on July 12, 2002 and has no predecessors. We have not begun any operations as of the date of this prospectus and have generated no revenues.  The company is attempting to implement its business plan of purchasing commercial real estate and leasing the real estate on long-term bases to large commercial tenants with high grade credit ratings.  The proceeds of the notes offered hereby are expected to provide the company with capital in order to fund the purchase of commercial real estate and enter this market. Our company has not been in the real estate business in any way prior to the date of our formation.

Our General Business Strategy

Our primary business activity will be purchasing commercial real estate throughout the United States and leasing the real estate to commercial tenants. We anticipate purchasing primarily single tenant commercial properties that have existing long-term leases in place with tenants that have high-grade credit ratings.   Single tenant commercial properties are properties that are designed to be used by a single tenant at a given time.  These properties are often leased by large grocery stores, department stores, and discount stores.   We intend to seek such properties because they are typically leased on a pure triple-net basis, providing for the tenants to be responsible for 100% of the repairs and maintenance (including structural and all major repairs and maintenance), insurance, taxes, and all other costs associated with the upkeep of the properties, and are typically leased on a long-term basis. We intend to invest in properties that have leases in place with tenants that have investment grade credit or better, based on debt ratings of Standard and Poors, Moody’s, or other similar rating agency.  However, we are not obligated to limit our investments to such tenants.  We anticipate the leases to have terms of 10 years or more.

Financing

We intend to seek other indebtedness from shareholders, banks, insurance companies, and other financial institutions by utilizing the commercial real estate purchased by us as collateral.  The actual amount borrowed by us and the terms of such borrowings will depend upon the availability of financing, interest rates and other costs, and our determination that the amount borrowed is desirable in light of our investment objectives and policies.  We will use our best efforts to obtain financing on the most favorable terms.

We intend to purchase commercial real estate throughout the United States, which will be funded through the proceeds of the notes offered hereby, together with other indebtedness obtained by us, and profits from operations.

Description of Properties

We plan to purchase commercial real estate from developers, and other types of sellers, that have already executed leases with large commercial tenants. We anticipate that the age of the real estate will vary.  We anticipate purchasing primarily single-tenant properties.  We anticipate the tenants being large corporations with high credit ratings.  In certain cases, we may purchase real estate from a potential lessee and lease it back to the Seller.  We anticipate a large percentage of the properties that we purchase to be “box” buildings, that can be used by a large variety of tenants.  These are buildings that are typically built with block in a very generic manner, such that many tenants could lease.  Large grocery stores, department stores and discount stores typically operate in such buildings.  Investing in these types of buildings will be beneficial in re-leasing the properties upon the end of the existing lease term, or upon the termination of the existing lease for any reason.

Description of Real Estate Leases

We anticipate the term of the leases being long-term, such as 10 years or more. However, as of the date we purchase the real estate, the term of the leases may be partially expired.  As we believe to be typical for such leases, we anticipate the leases to have penalties for breach by the tenant equal to the balance of the lease payments that would otherwise be payable.

We anticipate the leases to be pure triple-net, providing for the tenants to be responsible for 100% of the repairs and maintenance (including structural and all major repairs and maintenance), insurance, taxes, and all other costs associated with the upkeep of the properties.  As such, we do not anticipate a great need for property management services.  However, to the extent we execute leases on a basis other than triple-net, and to the extent management services are otherwise required, we intend to outsource the necessary management services.

Availability of Properties and Tenants

We believe that the single-tenant properties with existing long-term leases with the type of tenants as described herein, are highly available throughout the United States.  We believe many large corporations lease a portion, or all of their space in order to assist in the management of their cash flows and balance their asset portfolios.  Many of these tenants have high credit ratings.  We intend to purchase properties that have existing leases in place with these types of tenants.  As we believe to be typical for these types of leases, we anticipate the corporate parent of the tenant to guarantee and be financially responsible for the lease obligations.

Brokers and Consultants

The company currently has no employees.  Mr. Renkemeyer, our company’s Chief Executive Officer, will be in charge of the company’s real estate investment and leasing operations.  Mr. Renkemeyer is licensed in the State of Kansas to serve as an agent of a buyer or seller of real estate.  Further, he is an attorney and certified public accountant.  As such, Mr. Renkemeyer will initially be responsible most of the legal and accounting needs of the company. We anticipate hiring employees as needed. Actual results with respect to the sale of the notes and investment in real estate will directly impact our staffing needs.  None of the company’s employees are expected to be subject to collective bargaining agreements.

We intend to utilize real estate brokers, as necessary, to locate the properties to be purchased.  As common in the industry, we anticipate the seller of the property to pay the fees charged by the buyer’s and seller’s real estate brokers.  However, in the event we must pay the fees, we intend to capitalize such costs as part of the purchase price of the properties.  We intend to engage real estate consultants, if we feel it to be necessary, to assist us in evaluating the quality of a given real estate investment.  Where appropriate, we will obtain such appraisals, reports, inspections or surveys as we consider necessary to determine the value, economic life, and suitability of real estate to be purchased.

Intellectual property

Our  company’s real estate investment and leasing operations has no patents, copyrights, trade secrets or other proprietary information.

Transfer agent, paying agent and registrar

We will act as our transfer agent, paying agent and registrar for the notes.

DESCRIPTION OF OUR PROPERTIES

The company does not currently own any real property. The company currently shares office space (approximately 250 square feet) with Mr. Renkemeyer, at no cost to the company. No formal lease agreement has been executed.  The company plans to lease rather than buy any additional office space necessary in the future.

Investment Policies

The company intends to invest primarily in single-tenant commercial properties.  However, the company has no specific policy on the types of real estate it may purchase.  As such, it may invest in industrial properties, residential properties, shopping centers, undeveloped properties, or other types of properties.  It intends to invest in its properties for the purpose of leasing the properties to commercial tenants on a long-term basis.  As such, the company intends to own the properties for long periods of time for the purpose of collecting rents, and realizing appreciation in the properties. However, the company has no specific policy on the terms of the leases it will execute, or the periods of time that it will own the properties.  As such, the company may execute short-term leases, or purchase properties for the purpose of selling them for a gain.

The company intends to purchase properties throughout the United States.  It intends to seek properties to purchase which have existing long-term leases in place with high credit tenants.  However, the company has no specific policy with respect to the geographical areas in which it will purchase properties, or whether an existing lease in place is required, or the type of tenants it will seek.  When the company begins its search for properties to purchase, it will utilize commercial property listing services and brokers to identify such properties.  It will determine which properties to purchase based on the quality of the tenant, the property’s age and location, the remaining term of the lease, etc. rather than basing its search on a certain geographical region.  Although the company has no specific policy as to the amounts it may invest in any one property, it intends to invest primarily in properties with purchase prices that range from $2,000,000 to $10,000,000.  The company intends to seek financing from other sources, such as banks and insurance companies to fund part of each property.  However, if the company locates properties with purchase prices outside of this range that it deems to be good investments and that would further the achievement of the company’s overall goals and profitability, it may invest in such properties.

The company believes that any governmental approvals required in our industry would be required to be met at the time the lease is executed between the tenant and the seller of the property.  Such approvals would relate to zoning issues and applications for business licenses by the tenant to operate its business.  In any event, such approvals should be obtained by the seller and / or the tenant prior to our company purchasing the property.  We believe that any cost of compliance with environmental laws will be born by the tenant.

The company intends to finance the properties it purchases with the proceeds of the notes, along with other indebtedness it obtains.  It intends to secure other indebtedness that it obtains with the properties it purchases. The company has set no limits on the number or amounts of liens that may be placed on any one property.

The company intends to purchase single-tenant properties for the purpose leasing the properties to tenants on a long-term basis.  As the company believes is customary for such leases, it intends to execute leases (or purchase properties with existing leases) on a triple-net basis.  As such, the company does not anticipate a great need for property management services.  However, to the extent it leases properties on a basis that requires property management services, the company intends to outsource such services.  The company does not intend to engage it property management services directly.

Typically, there are a number of such properties for sale in a given market at any given time.  The prices charged for a given property depends on factors such as the age of the property, the quality of the tenant, the remaining term of the tenant, etc.  Although the company believes that the current level of competition for the purchase of such properties is higher than usual, there are many such properties for sale at almost any given time.  The demand simply sets the market price to be paid.  As with the market for purchasing properties, the lease pricing is dependent on the term of the lease, quality of the space, and quality of the tenant.  Although, the company anticipates purchasing only properties that have existing leases in place, competition is currently higher that usual in the leasing market as well.  As with the market for purchasing real estate, the demand simply sets the market price for rental rates to be paid.

There have been no investment policies adopted by the company.  However, the company may adopt policies by a vote of the Board of Directors of the company.  The holders of the notes shall not participate in the vote on such matters.

LEGAL PROCEEDINGS

There are no legal proceedings, pending or threatened, to which the company is a party.

OUR MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The executive officers and directors of the company and their ages as of the date of this prospectus are as follows:

NAME	AGE	POSITION
-----------------------	---	----------------------------
T. Douglas Renkemeyer	33	Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer, President, and Secretary

Our by-laws provide for the Board of Directors to be composed of one director initially. The number of directors may be increased by vote of the shareholders.  Each director serves until the expiration of his or her term and thereafter until his or her successor is duly elected and qualified. Board members receive no compensation for service as a Board Member, however reasonable costs and expenses for attending Board meetings will be reimbursed.  The Board of Directors on an annual basis appoints the executive officers of the company.

T. DOUGLAS RENKEMEYER- Mr. Renkemeyer received a bachelor degree in accounting from Southwest Missouri State University in 1990.  He practiced as a certified public accountant in a regional accounting firm for a short period of time before attending law school.  Mr. Renkemeyer obtained a law degree (JD) from the University of Missouri – Kansas City in 1996, and a Masters of Laws degree (LLM) with a tax emphasis from the University of Missouri – Kansas City in 1997.   While finishing his LLM degree, he practiced tax and corporate law at the Law Offices of Holbrook Heaven & Fay, PC in Kansas City from the beginning of 1996 to mid-1997.  He specialized in assisting small businesses and start-up businesses with their corporate and tax law needs.  He then practiced as a certified public accountant at Arthur Andersen, LLP from 1997 until 1999 in which he specializes in mergers and acquisitions.  Currently, Mr. Renkemeyer is a partner in the Law Offices of Renkemeyer Campbell Gose & Weaver, LLP where he practices law in the areas of tax, corporate, and mergers and acquisition.

In 1998 Mr. Renkemeyer co-founded a temporary staffing firm, named Human Resource.  He was active with this business for about two year from the 1998 to 2000.  Human Resource currently has revenues in excess of $5,000,000 per year.  In 1999, Mr. Renkemeyer co-founded the KC Candle Company, a candle manufacturer.  He was active with this business until it was sold to its largest customer in 2000.  Mr. Renkemeyer co-founded a mortgage banking firm in 2001, ChoiceAmerica Lending Company, in which he has never been active.  This business continue to thrive in Kansas City today.  Mr. Renkemeyer also co-founded RHC Investments in 2001, a business that operates a car wash in the Kansas City area in which he has never played an active role.  Mr. Renkemeyer currently is participating in two small real estate development ventures, including a development of commercial real estate in Cleveland, Missouri and Lee’s Summit, Missouri.  Mr. Renkemeyer has been active in these two real estate developments.  See “PRIOR PERFORMANCE OF PRINCIPALS”  In 2000, Mr. Renkemeyer co-founded the Law Offices of Renkemeyer Campbell Gose & Weaver LLP, a small Kansas City based law firm.

INDEMNIFICATION

The By-Laws of the company provide for indemnification to all officers and directors of the company against any and all expenses, judgments and fines in connection with any threatened, pending or completed action, suit or proceeding arising out of their service as an officer or director of the company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

OUR PRINCIPAL OWNERS

The following table provides information concerning the beneficial ownership of the Common Stock as of the date of the prospectus, for (a) each person known to the company to be a beneficial owner of the Common Shares in excess of 5%; (b) each director; (c) each executive officer designated in the section captioned "MANAGEMENT--Executive Compensation;" and (d) all directors and executive officers as a group. Except as otherwise noted, each person named below had sole voting and investment power with respect to such securities.

BENEFICIAL OWNERSHIP (1)
NAME AND ADDRESS (2)	SHARES	PERCENTAGE
HCR Holdings, LLC (2) 900 Lighton Plaza Tower 7500 College Overland Park, KS. 66210	1,000	100%

All directors and executive officers as a group (1 person)	1,000	100%

------------------------

(1)

Under the rules of the Commission, shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares (i) the power to vote or dispose of such shares whether or not such any person has pecuniary interest in such shares, or (ii) the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, warrant or right.

(2)

HCR Holdings, LLC is owned by the IRA of Mr. Renkemeyer, who is our Chairman of the Board of Directors and Chief Executive Officer.

EXECUTIVE COMPENSATION

We are a newly formed company with no history of operations.  We have paid no compensation to the company's chief executive officer or any other individuals through the date of this prospectus.  An employment agreement has been executed with Mr. Renkemeyer to serve as our Chief Executive and Financial Officer for compensation in an amount not to exceed $60,000 per year.  Compensation will be begin to accrue until enough funds are raised for the company to makes its initial investment in real estate.  In addition, a real estate consulting fee may be paid to Mr. Renkemeyer in certain cases, as described in the section below captioned “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”  It has not executed any other employment agreements.

PRIOR PERFORMANCE OF PRINCIPALS

In the last three year, Mr. Renkemeyer has participating in two real estate related ventures.  Neither venture involved raising capital through an offering or otherwise.  Neither venture has investment objectives similar to the investment objectives of the company.  Both ventures had investment objectives relating the real estate development and raw land appreciation, rather than long-term leasing of real estate.  Neither venture has realized any material operating results, as they are held for appreciation.

The initial venture, made by Mr. Renkemeyer and one other investor, was an investment in raw land in Cleveland, Missouri, on which a commercial building was built on one-forth of the land.   The land was purchased in 1999 for $80,000.00 and the cost of the commercial building was approximately $80,000.00.  The commercial building and the one-forth portion of the land is currently under contract for sale at a sale price of $170,000.00.  A purchase option has been issued to the purchaser to purchase the remaining three-fourths of the raw land for an additional $150,000.00.

In the Spring, 2002, Mr. Renkemeyer participated in the purchase of raw land in Lee’s Summit, Missouri, along with two other investors.  The land is currently ready to be sold in parcels.  Although no sales of parcels have yet occurred, Mr. Renkemeyer believes that the development in Lee’s Summit will be profitable.

CONFLICTS OF INTEREST AND RELATED TRANSACTIONS

Although there are no current planned projects, Mr. Renkemeyer may invest directly or indirectly through other entities in real estate, which may not involve or benefit the company.

Mr. Renkemeyer is licensed in the State of Kansas to serve as an agent of a buyer or seller of real estate.  In this capacity, Mr. Renkemeyer may receive a commission from time to time attributable to the purchase of real estate by the company.  However, Mr. Renkemeyer will only receive such a commission if, and to the extent it is paid by a third party Seller.  In some cases, the purchase price a property may be directly reduced by the amount of the realtor’s commission, rather than paying the commission to Mr. Renkemeyer directly.  In such cases, the company may pay this amount to Mr. Renkemeyer as a consulting fee.  Other than such cases, the company will not pay Mr. Renkemeyer any commissions attributable to the sale of real estate.

DESCRIPTION OF NOTES

The notes have been designated by us as series 1000 notes and are issued pursuant to a resolution to the board of directors of our company, without an indenture.  The following is the summary of the resolution.

Date, Interest, and Payment.   Our notes will mature in five to ten years from the date of issue and will bear interest from the date issued.  Notes with five-year maturities will bear interest at rate of 7% per year.  Notes with seven-year maturities will bear interest at rate of 8% per year.  Notes with ten-year maturities will bear interest at rate of 10% per year.  Interest at the annual rate (on the basis of a 30-day month and a 360-day year), stated on the face of the Note will be payable, at the option of the holder, monthly, quarterly, semi-annually or annually.  Payments of interest will be made to the person or persons in whose name such Note is registered.  Principal and interest will be mailed from our principal office to the subordinated note holder on the date due as called for on the subordinated note

The notes are to be issued only in registered form without coupons in a minimum denomination of $1,000.

We act as our own registrar, paying agent, and transfer agent for the notes.

Subordination.  The indebtedness evidenced by the notes is subordinated and subject to prior payment in full of any other debt of the company so that (a) upon insolvency, bankruptcy, or other marshaling of the company’s assets and liabilities, no payment may be made in respect to the notes unless our other debts should be paid in full; and (b) upon the maturity of any other debt, all amounts payable in respect to such other debt shall be paid in full before any payments may be made on the notes.

For purposes hereof “other debt” means all indebtedness of the company for money borrowed, whether outstanding at the date of the resolution or incurred hereafter, which is not expressed to be subordinate or junior in right of payment to any other indebtedness of the company for borrowed money.  There is no limit of the amount of additional borrowings we may incur.

Restrictive Provisions.  No Note issued hereunder shall provide any restriction on us for the payment of cash dividends, redemption or issuance of any class of stock, or the amount of other securities, which may be redeemed, purchased, or issued by us.

Transfer Restriction. The notes offered hereby are non-negotiable and are therefore not transferable without the prior written consent of the company. Due to the non-negotiable nature of the Subordinated Debentures and the lack of a market for the sale of the Subordinated Debentures, even if the company permitted a transfer, investors may be unable to liquidate their investment even if circumstances would otherwise warrant such a sale.

Redemption.  The notes offered hereby will be redeemable at our option, at any time as a whole, or from time to time, in part, on any date prior to maturity, upon not less than 60 days notice to you of our intent to redeem the Note.  The notes to be selected for redemption will be arbitrarily determined by us.

This section provides only a summary of the significant provisions of the notes.  Potential investors are encouraged to read the entire provision of the notes as described on the Subordinated Note certificate prior to making any investment decisions.

PLAN OF DISTRIBUTION

We may offer the notes by means of general advertising or solicitation. The notes will be offered directly by us through our employees, officers, or directors.  Until other employees of the company are hired, if ever, Mr. Renkemeyer will be the sole person to participate in the offering of the notes.  Mr. Renkemeyer is not a registered broker / dealer of securities.

Mr. Renkemeyer is relying on the safe harbor provided by Rule 3a4-1 of the Securities Act of 1934.  He meets the requirements of this Rule because (1) he is not subject to a statutory disqualification, as that term is defined in section 3(a)39 of the Act, at the time of his participation; (2) he is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; (3) he is not at the time of his participation an associated person of a broker or dealer; and (4) (a) he will continue to provide services for the company upon the completion of the offering, (b) he has never been a registered broker / dealer, and (c) he will not participate in offering securities for any other issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of section a(4) of Rule 3a4-1, other than pursuant to Rule 415 of the Securities Act of 1933 beginning from the date of the last sale of securities included within one Rule 415 registration.  No sales commission, finder’s fee, or other compensation will be paid for notes sold by us.

In the event we engage a broker/dealer to participate in the sale of our notes, we will supplement this prospectus and file a post-effective amendment to the registration statement filed with the Securities and Exchange Commission identifying the broker/dealer, providing the required information related to the plan of distribution and revising other relevant information.  Further, in such an event we will file the agreement between the company and the broker/dealer with the Securities Exchange Commission.   The Broker/Dealer will obtain clearance of the compensation paid to it related to the offering from the NASD Corporate Finance Department.

There is no minimum amount of notes offered that are required to be sold through this offering.  The offering will terminate no later than December 31, 2004.  Payment for the notes may be made by check or money order made payable to the company and will be placed in our corporate checking account until the subscription is approved.  We reserve the right to reject any subscriptions in which case the funds will be returned to the subscriber.  The subscription form is attached to this prospectus and should be completed by the prospective purchaser of the notes and transmitted to the company with the form of payment for the notes.  All subscriptions will be accepted or rejected within 30 days of receipt of the subscription form by the company.  The subscriber will be notified of the acceptance or rejection of the subscription no later than 40 days after the receipt of the subscription form by the company.

LEGAL MATTERS

The validity of the notes offered hereby, will be passed upon by Mark A. Reiter, LLC, Kansas City, Missouri.

EXPERTS

The balance sheet as of July 15, 2002 of American Real Estate Acquisition Corporation, included in this prospectus, have been audited by Cottrell & Kean, LLP, independent auditors, as stated in their report appearing herein and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement including all amendments, exhibits and schedules, on Form SB-2 under the Securities Act with respect to these notes. This prospectus, which constitutes a part of the registration statement, omits some of the information contained in the registration statement and the exhibits and financial schedules thereto.   Reference is made to the registration statement and related exhibits and schedules for further information with respect to us and the notes.

Any statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and in each instance that reference is made to a copy of the document filed as an exhibit to the registration statement.  Each such statement is qualified in its entirety by such reference.

For further information with respect to us and the notes, reference is made You may read and copy any reports, statements and other information we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operations of the Public Reference Room. Our SEC filings are also available on the SEC’s Internet site (http://www.sec.gov). Except as indicated above, the information on this web site is not and should not be considered part of this document and is not incorporated into this prospectus by reference. This web address is, and is only intended to be, an inactive textual reference.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

of American Real Estate Acquisition Corporation

We have audited the accompanying balance sheet of American Real Estate Acquisition Corporation (a New York corporation) as of July 15, 2002, and the related statements of income, stockholders equity, and cash flows for the period from inception (July12, 2002) to July 15, 2002.  These financial statements are the responsibility of the company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Real Estate Acquisition Corporation as of July 15, 2002, and the results of its operations and its cash flows for the initial period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company is a developmental stage company, and planned principal operations have not yet commenced, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Cottrell and Kean, LLP

Rolla, Missouri

July 16, 2002

AMERICAN REAL ESTATE ACQUISITION CORPORATION

(a developmental stage company)

BALANCE SHEET

JULY 15, 2002

______________________________________________________________

ASSETS:

Cash and cash equivalents	$10,000

Total assets	$10,000

STOCKHOLDERS’ EQUITY:

Common stock, $.01 par value; 1,000 shares
authorized, 1,000 shares issued	10
Additional paid-in capital	9,990
Retained earnings accumulated during development stage	-

Total stockholders’ equity	10,000

Total liabilities and stockholders’ equity (deficit)	$10,000

See accompanying notes and auditors report

AMERICAN REAL ESTATE ACQUISITION CORPORATION

(a developmental stage company)

INCOME STATEMENT

FOR THE FOUR DAYS ENDED JULY 15, 2002

____________________________________________________________

Revenues	$0
Expenses	$0

Net Income	$0

See accompanying notes and auditors report

AMERICAN REAL ESTATE ACQUISITION CORPORATION

(a developmental stage company)

STATEMENT OF CASH FLOWS

FOR THE FOUR DAYS ENDED JULY 15, 2002

____________________________________________________________

CASH FLOWS FROM FINANCING ACTIVITIES

Common Stock issued	$10
Additional paid-in capital	$9,990
Cash at Beginning of Period	0

Cash at end of Period	$10,000

See accompanying notes and auditors report

AMERICAN REAL ESTATE ACQUISITION CORPORATION

(a developmental stage company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE FOUR DAYS ENDED JULY 15, 2002

_________________________________________________________________

CASH FLOWS FROM FINANCING ACTIVITIES

Balance, July 12, 2002	$0
Common stock issued (1,000 shares issued, $.01 par value)	$10
Additional paid-in capital	$9,990

Balance, July 15, 2002	$10,000

See accompanying notes and auditors report

AMERICAN REAL ESTATE ACQUISITION CORPORATION

(a developmental stage Company)

NOTES TO BALANCE SHEET

JULY 15, 2002

__________________________________________________________________________________

NOTE A—NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION.  American Real Estate Acquisition Corporation  (the “company” or “AREC”), was formed on July 12, 2002 as a New York corporation.  The company is in the developmental stage and intends to enter the business of investing in real estate for the purpose of leasing and realizing appreciation in the real estate.  The company has engaged in  no transactions or business activities from formation to the date of this balance sheet.

The company has filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission, whereby the company is seeking to register $5,000,000 of subordinated notes for sale to the public.  The net proceeds of these notes (approximately $4,850,000 assuming all notes are sold and after offering expenses) are intended to fund the purchase of real estate.  The registration statement has not been declared effective by the Commission and there are no assurances that it ever will.  In addition, there can be no assurance that the company will be successful in selling the subordinated notes to the public.

NATURE OF OPERATIONS.  The company intends to enter the business of investing in real estate for the purpose of leasing and realizing appreciation in the real estate. The company plans to operate from its office in Overland Park, Kansas but it intends to purchase and lease real estate to tenants throughout the United States.

CASH AND CASH EQUIVALENTS.  The company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

INCOME TAXES.  The company was formed as a C-Corporation for income tax reporting purposes. Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided, when, in the opinion of management, it is more likely than not that a portion or all of a deferred tax asset will not be realized.

USE OF ESTIMATES.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from these estimates.

FINANCING COSTS.  Financing costs incurred in connection with public offerings of subordinated debt securities will be recorded in other assets and amortized over the term of the related debt.  However, costs of the offering that are incremental in nature, such as advertising, printing and engraving costs will be charged against the gross proceeds of the offering.

DERIVATIVE FINANCIAL INSTRUMENTS.  The company held no derivative financial instruments as of July 15, 2002.

NOTE B—STOCKHOLDER’S EQUITY

The company issued 1,000 shares pursuant to its formation at $10 per share, which raised $10,000.

NOTE C- GOING CONCERN

The company’s balance sheet was prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The company has had no activities since inception and is considered a development stage company because it has no operating revenues, and planned principal operations have not yet commenced.

In order to implement its business plan, develop a reliable source of revenues, and achieve a profitable level of operations, the company will need, among other things, to be successful in raising funds from its subordinated note offering. Management’s plans include the successful raising of capital through the sale of subordinated notes, the proceeds of which will be used to develop the company’s real estate purchase and leasing operations and to pay operating expenses.  However, management cannot provide any assurances that the company will be successful in accomplishing any of its plans.

The ability of the company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and ultimately to attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the company is unable to continue as a going concern.

$5,000,000 Subordinated Notes
TABLE OF CONTENTS	AMERICAN REAL ESTATE ACQUISITION CORPORATION
Prospectus summary	2
Our company	2
The offering	2
Summary financial data	3
Risk Factors	3
Use of proceeds	7
Forward-looking statements	8
Our plan of operation	8
Our business	8
Description of our property	10	July __, 2002
Legal proceedings	11
Our management	11
Our principal owners	12
Executive compensation	12
Certain relationships and related transactions	12

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this prospectus is accurate as of any date other than the date appearing on the front page.

Description of subordinated notes	13
Plan of distribution	14
Legal matters	14
Experts	14
Additional information	14

Until ____, 2002, all dealers that effect transactions in the notes, whether or not participating in this offer, may be required to deliver a prospectus.  This requirement is in addition to dealers obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

Financial statements	15

---------------------------

AMERICAN REAL ESTATE ACQUISITION CORPORATION

$5,000,000 SUBORDINATED NOTES

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The State of New York permits indemnification by a New York corporation of with respect to indemnification of officers, directors, employees and agents against liabilities incurred by reason of the fact that such person is or was a director, officer, employee or agent of the corporation.

Consistent therewith, Article III of the Registrant’s Bylaws contains a provision that indemnifies directors for all liabilities accruing to him or her because of their status as a director except were their alleged acts may be classified as fraud.  This provision effectively relieves the director of liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as a breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. This provision does not limit or eliminate the rights of the company or any shareholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. This provision will not alter a director’s liability under federal securities laws.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following represents the Registrant’s estimate of expenses in connection with the issuance and distribution of the securities being registered hereunder.  Except for the SEC registration fee, all amounts are estimates.

ESTIMATED
TYPE OF EXPENSE	AMOUNT
-----------------------------------------------------	-----------
Securities and Exchange Commission Registration Fee	$ 1,840
Legal Fees and Expenses	5,000
Accounting Fees and Expenses	10,000
Printing and Engraving Expenses	55,000
Advertising and travel	75,000
Miscellaneous	3,160
------------
Total	$ 150,000
=======

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

Following is a summary of the shares issued and consideration paid in connection with the formation of the company:

Date of issuance	Acquirer	Number of shares	Price per share	Total cash consideration
July 12, 2002	HCR Holdings, LLC (1)	1,000	$10.00	$10,000

(1) HCR Holdings, LLC is owned by the IRA of Mr. Renkemeyer, who is our Chairman of the Board of Directors and Chief Executive Officer.

The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Act, as a private offering of securities.   Certificates representing the shares have an appropriate legend prohibiting transfer without compliance with the Act.

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ITEM 27.  EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
--------------	-----------------------------------------------------------

3.01	Articles of incorporation of company

3.02	Bylaws of company

4.01	Subscription agreement

4.02	Form of subordinated note

4.03	Board resolution governing subordinated note provisions

5.01*	Form of opinion re legality (to be filed by amendment)

23.01*	Consent of Mark A. Reiter, LLC (included in Exhibit 5.01)

23.02	Consent of Cottrell & Kean, LLP

99.1	Form of order forms and other materials.

99.2	Employment Agreement

---------------------------

*    To be  filed by amendment.

ITEM 28.  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

  a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  b. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, in the City of Overland Park, State of Kansas, on July 15, 2002.

AMERICAN REAL ESTATE ACQUISITION CORPORATION

By:  /s/ T. DOUGLAS RENKEMEYER

-----------------------------

T. Douglas Renkemeyer, President

(CHIEF EXECUTIVE OFFICER)

By:  /s/ T. DOUGLAS RENKEMEYER

-----------------------------

T. Douglas Renkemeyer

(CHIEF FINANCIAL OFFICER)

In accordance with the requirements of the Securities Act of 1933, this has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE
------------------------	----------------------	----------------
/s/ T. DOUGLAS RENKEMEYER -----------------------	Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer	July 15, 2002
T. Douglas Renkemeyer

INDEX TO EXHIBITS

ITEM 27.  EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
--------------	-----------------------------------------------------------
3.01	Articles of incorporation of company

3.02	Bylaws of company

4.01	Subscription agreement

4.02	Form of subordinated note

4.03	Board resolution governing subordinated note provisions

5.01*	Form of opinion re legality (to be filed by amendment)

23.01*	Consent of Mark A. Reiter, LLC (included in Exhibit 5.01)

23.02	Consent of Cottrell & Kean, LLP

99.1	Form of order forms and other materials.

99.2	Employment Agreement

---------------------------

*    To be  filed by amendment.

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